Exhibit 10.8

KNOWLTON DEVELOPMENT CORPORATION, INC.

2021 OMNIBUS INCENTIVE PLAN

Section 1. Purpose. The purpose of the Knowlton Development Corporation, Inc. 2021 Omnibus Incentive Plan (as amended from time to time, the “Plan”) is to motivate and reward employees and other individuals to perform at the highest level and contribute significantly to the success of Knowlton Development Corporation, Inc. (the “Company”), thereby furthering the best interests of the Company and its shareholders.

Section 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” means any entity that, directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Company.

(b) “Associate”, where used to indicate a relationship with a Participant, means (i) any domestic partner of that Participant, and (ii) the spouse of that Participant and that Participant’s children (whether by birth or adoption), as well as that Participant’s relatives and that Participant’s spouse’s relatives, in each case if they share that Participant’s residence.

(c) “Award” means any Option, SAR, RSU, Performance Award, Other Cash-Based Award or Other Share-Based Award granted under the Plan.

(d) “Award Agreement” means any agreement, contract or other instrument or document (including in electronic form) evidencing any Award granted under the Plan.

(e) “Beneficial Owner” or “Beneficial Ownership” has the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.

(f) “Beneficiary” means a Person entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of a Participant’s death, subject to applicable law. If no such Person can be named or is named by a Participant, or if no Beneficiary designated by a Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at a Participant’s death, such Participant’s Beneficiary shall be, as the case may be, the administrator, executor or liquidator of such Participant’s estate.

(g) “Board” means the Board of Directors of the Company.

(h) “Cause” means, unless a different meaning is required by applicable law even if a definition has been contractually agreed, (i) “Cause” set forth in the Participant’s Service Agreement, if any, or (ii) if not so defined under clause (i) that the Participant: (a) is convicted of or indicted for, or pleads guilty or no contest to, a felony or crime involving moral turpitude; (b) commits any act of fraud, misappropriation of funds, embezzlement or dishonesty; (c) engages in illicit use of controlled substances, which use interferes with the Participant’s performance of the Participant’s duties to the Company or any of its Subsidiaries; (d) fails to substantially perform the Participant’s duties to the Company or any of its Subsidiaries (after notice to the Participant of the same, with a single 15-day opportunity to cure with respect to matters that, by their nature, are capable of being cured); (e) breaches any material provision of such Participant’s Service Agreement, Award Agreement, or any other agreement with the Company or any of its Subsidiaries; (f) commits willful and dishonest misconduct in the performance of the duties to the Company or any of its Subsidiaries that has or could reasonably be expected to result in financial or reputational harm to the Company or any of its Subsidiaries; or (g) materially breaches any provision of any restrictive covenant protective of the Company or any of its Subsidiaries; provided that the Company provides notice to the Participant of the occurrence of any such breach with a single 15-day opportunity to cure with respect to matters that, by their nature, are capable of being cured.

(i) “Change in Control” means the occurrence of any one or more of the following events, in a single transaction or in a series of related transactions:

(i) any Person, other than (A) any employee plan established by the Company or any Subsidiary, (B) the Company or any of its Affiliates, (C) Cornell Capital LLC and its Affiliates (collectively, “Sponsor”), until such time as Cornell is the Beneficial Owner, directly or indirectly, of securities of the Company representing less than 30% of the total voting power of the equity securities of the Company, (D) an underwriter temporarily holding securities pursuant to an offering of such securities, or (E) an entity owned, directly or indirectly, by shareholders of the Company in substantially the same proportions as their ownership of the Company, acquires, in one or a series of transactions, the Beneficial Ownership, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 50% or more of the total voting power of the then outstanding equity securities of the Company; provided that the provisions of this subsection (i)(i) are not intended to apply to or include as a Change in Control any transaction that is specifically excepted from the definition of Change in Control under subsection (iii) below;

(ii) a change in the composition of the Board such that, during any 12-month period, the individuals who, as of the beginning of such period, constitute the Board (the “Existing Board”) cease for any reason, other than pursuant to the Shareholders Agreement, to constitute at least 50% of the Board; provided, however, that any individual becoming a member of the Board subsequent to the beginning of such period whose appointment, election, or nomination for election by the Company’s shareholders, was approved or recommended by a vote of at least a majority of the Directors immediately prior to the date of such appointment or election shall be considered as though such individual were a member of the Existing Board; provided further, that, notwithstanding the foregoing, no individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 or Regulation 14A promulgated under the Exchange Act or successor statutes or rules containing analogous concepts) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or Person other than the Board, shall in any event be considered to be a member of the Existing Board;

(iii) the consummation of a merger, amalgamation, arrangement or consolidation of the Company with any other corporation or other entity, or the issuance of voting securities in connection with such a transaction pursuant to applicable stock exchange requirements; provided that immediately following such transaction the voting securities of the Company outstanding immediately prior thereto do not continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity of such transaction or parent entity thereof) 50% or more of the total voting power and total Fair Market Value of the Company’s then outstanding equity securities (or, if the Company is not the surviving or resulting entity of such merger, amalgamation, arrangement or consolidation, 50% or more of the total voting power and total Fair Market Value of the equity securities of such surviving or resulting entity or parent entity thereof); and provided, further, that such a transaction effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 50% or more of either the then-outstanding Shares or the combined voting power and total Fair Market Value of the Company’s then-outstanding equity voting securities shall not be considered a Change in Control; or

(iv) the sale, or other disposition by the Company of all or substantially all of the Company’s assets to any Person, other than an Affiliate of the Company, or the sale, or other disposition by the Company in which any Person, other than an Affiliate of the Company, acquires (or has acquired during the 12 month period ending on the date of the most recent acquisition by such Person) assets from the Company that have a total gross Fair Market Value equal to more than 50% of the total gross Fair Market Value of all of the assets of the Company immediately prior to such acquisition or acquisitions.

Notwithstanding the foregoing, (A) no Change in Control shall be deemed to have occurred if there is consummated any transaction or series of related transactions immediately following which the holders of the Shares immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns substantially all of the assets of the Company immediately prior to such transaction or series of transactions and (B) no Change in Control shall be deemed to have occurred upon the acquisition of additional control of the Company by any Person that is considered to effectively control the Company. In no event will a Change in Control be deemed to have occurred if any Participant is part of a “group” within the meaning of Section 13(d)(3) of the Exchange Act that effects a Change in Control. Notwithstanding the foregoing or any provision of any Award

Agreement to the contrary, for any Award that provides for accelerated distribution on a Change in Control of amounts that constitute “deferred compensation” (as defined in Section 409A of the Code), if the event that constitutes such Change in Control does not also constitute a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets (in either case, as defined in Section 409A of the Code), such amount shall not be distributed on such Change in Control but instead shall vest as of such Change in Control and shall be distributed on the scheduled payment date specified in the applicable Award Agreement, except to the extent that earlier distribution would not result in the Participant who holds such Award incurring interest or additional tax under Section 409A of the Code.

(j) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Code shall include any successor provision thereto.

(k) “Committee” means the Board or the compensation committee of the Board unless another committee is designated by the Board. If there is no compensation committee of the Board and the Board does not designate another committee, references herein to the “Committee” shall refer to solely to the Board.

(l) “Consultant” means any individual, including an advisor, who is providing services to the Company or any Subsidiary or who has accepted an offer of service or consultancy from the Company or any Subsidiary.

(m) “Director” means any member of the Board.

(n) “Effective Date” means the date on which the registration statement covering the initial public offering of the Shares is declared effective by the Securities and Exchange Commission.

(o) “Employee” means any individual, including any officer, employed by the Company or any Subsidiary or any prospective employee or officer who has accepted an offer of employment from the Company or any Subsidiary and actually commences service, with the status of employment determined based upon such factors as are deemed appropriate by the Committee in its discretion, subject to any requirements of the Code or applicable laws.

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Exchange Act shall include any successor provision thereto.

(q) “Fair Market Value” means:

(i) with respect to Shares:

(A) (x) the closing price of a Share on the TSX where value is determined in Canadian dollars for the grant or payment of an Award or (y) the closing price of a Share on the NYSE where value is determined in U.S. dollars for the grant or payment of an Award, in each case on the trading day immediately preceding the date of determination (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred);

(B) if the Shares are not listed on both the TSX and the NYSE, then as calculated in paragraph (A) by reference to the price on the stock exchange on which the Shares are listed (if more than one, then using the exchange on which a majority of Shares are traded); or

(C) if the Shares are not listed on any stock exchange the fair market value of the Shares as determined by the Committee, acting reasonably and in good faith and such determination shall be conclusive and binding on all Persons; or

(ii) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee, acting reasonably and in good faith and, if the Shares are listed on the TSX, subject to TSX approval, such determination shall be conclusive and binding on all Persons.

(r) “Incentive Stock Option” means an option representing the right to purchase Shares from the Company, granted pursuant to Section 6, that meets the requirements of Section 422 of the Code.

(s) “Insider” means a “reporting insider” as defined in National Instrument 55-104 –Insider Reporting Requirements and Exemptions and includes Associates and affiliates (as such term is defined in Part 1 of the TSX Company Manual) of such “reporting insider”.

(t) “Intrinsic Value” with respect to an Option or SAR Award means (i) the excess, if any, of the price or implied price per Share in a Change in Control or other event over (ii) the exercise or hurdle price of such Award multiplied by (iii) the number of Shares covered by such Award.

(u) “Non-Qualified Stock Option” means an option representing the right to purchase Shares from the Company, granted pursuant to Section 6, that is not an Incentive Stock Option.

(v) “NYSE” means the New York Stock Exchange.

(w) “Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

(x) “Other Cash-Based Award” means an Award granted pursuant to Section 10, including cash awarded as a bonus or upon the attainment of specified performance criteria or otherwise as permitted under the Plan.

(y) “Other Share-Based Award” means an Award granted pursuant to Section 10 that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of Shares, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, dividend rights or dividend equivalent rights or Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee.

(z) “Participant” means the recipient of an Award granted under the Plan.

(aa) “Performance Award” means an Award granted pursuant to Section 9.

(bb) “Performance Period” means the period established by the Committee with respect to any Performance Award during which the performance goals specified by the Committee with respect to such Award are to be measured.

(cc) “Person” has the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

(dd) “Pre-IPO Award” means an award granted prior to the Effective Date under the Pre-IPO Plan.

(ee) Pre-IPO Plan” means the Amended and Restated Knowlton Development Corporation, Inc. Stock Option Plan.

(ff) “RSU” means a contractual right granted pursuant to Section 8 that is denominated in Shares. Each RSU represents a right to receive the value of one Share (or a percentage of such value) in cash, Shares or a combination thereof. Awards of RSUs may include the right to receive dividend equivalents in connection with cash dividends declared on Shares.

(gg) “SAR” means a right granted pursuant to Section 7 to receive upon exercise by the Participant or settlement, in cash, Shares or a combination thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise or settlement over (ii) the exercise or hurdle price of the right on the date of grant.

(hh) “Service Agreement” means any employment, severance, consulting or similar agreement between the Company or any of its Affiliates and a Participant.

(ii) “Share” means a common share in the capital of the Company.

(jj) “Share Compensation Arrangement” means a stock option, stock option plan, employee stock purchase plan, long-term incentive plan or any other compensation or incentive mechanism involving the issuance or potential issuance of Shares to one or more full-time Employees, Directors, Insiders, or Consultants of the Company or a Subsidiary, including a Share purchase from treasury by a full-time Employee, Director, Insider, or Consultant which is financially assisted by the Company or a Subsidiary by way of a loan, guarantee or otherwise.

(kk) “Shareholders Agreement” means the shareholders’ agreement to be entered into upon consummation of the initial public offering of the Shares by and among the Company, CC KDC Co-Invest LP (Cayman), CDP Investissements Inc. and Upper Invest Ltd.

(ll) “Subsidiary” means an entity of which the Company directly or indirectly holds all or a majority of the value of the outstanding equity interests of such entity or a majority of the voting power with respect to the voting securities of such entity. Whether employment by or service with a Subsidiary is included within the scope of the Plan shall be determined by the Committee.

(mm) “Substitute Award” means an Award granted in assumption of, or in substitution for, an outstanding award previously granted by a company or other business acquired by the Company or with which the Company combines.

(nn) “Termination of Service” means, in the case of a Participant who is an Employee, cessation of the employment relationship such that the Participant is no longer an employee of the Company or any Subsidiary, or, in the case of a Participant who is a Consultant or Director, the date the performance of services for the Company or any Subsidiary has permanently ended. For purposes of this definition, the expressions “cessation of the employment relationship” or “date the performance of services for the Company or any Subsidiary has ended” means the date on which the Participant actually ceases to perform work for the Company or any Subsidiary (as the case may be) and shall exclude any period corresponding to a notice of termination of employment or engagement, payment in lieu of any notice of termination of employment or engagement, termination pay, severance pay, termination fees, payment in lieu of resignation notice or any indemnity or damages for termination of employment or engagement that is given or that ought to have been given, whether pursuant to applicable law, common law, civil law, contract or further to a judgment rendered by a tribunal of competent jurisdiction, as well as any period of salary continuance or deemed employment or engagement in respect of such termination of employment (further to reinstatement or otherwise) or engagement; provided, however, that in the case of a Participant who is an Employee, the transfer of employment from the Company to a Subsidiary, from a Subsidiary to the Company, from one Subsidiary to another Subsidiary or, unless the Committee determines otherwise, the cessation of employee status but the continuation of the performance of services for the Company or a Subsidiary as a Director or Consultant shall not be deemed a cessation of service that would constitute a Termination of Service; provided, further, that a Termination of Service shall be deemed to occur for a Participant employed by, or performing services for, a Subsidiary when such Subsidiary ceases to be a Subsidiary unless such Participant’s employment or service continues with the Company or another Subsidiary. Notwithstanding the foregoing, with respect to any Award subject to Section 409A of the Code (and not exempt therefrom), a Termination of Service occurs when a Participant experiences a “separation of service” (as such term is defined under Section 409A of the Code).

Section 3. Eligibility.

(a) Any Employee, Director or Consultant shall be eligible to be selected to receive an Award under the Plan, to the extent that an offer or receipt of an Award is permitted by applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.

(b) Holders of equity compensation awards granted by a company that is acquired by the Company (or whose business is acquired by the Company) or with which the Company combines are eligible for grants of Substitute Awards under the Plan to the extent permitted under applicable regulations of any stock exchange on which the Company is listed.

(c) Participation in the Plan shall be entirely voluntary and any decision not to participate shall not affect a Participant’s relationship, employment or appointment with the Company or a Subsidiary.

Section 4. Administration.

(a) Administration of the Plan. The Plan shall be administered by the Committee (or by the Board if it elects to do so as permitted herein). All decisions of the Committee (or the Board, as applicable) shall be final, conclusive and binding upon all parties, including the Company, its shareholders, Participants and any Beneficiaries thereof. The Committee or the Board may issue rules and regulations for administration of the Plan.

(b) Delegation of Authority. To the extent permitted by applicable law, the Committee may delegate to one or more officers of the Company some or all of its authority under the Plan, including the authority to grant Awards (except that such delegation shall not apply to any Award for a Person then covered by Section 16 of the Exchange Act), and the Committee may delegate to one or more committees of the Board (which may consist of solely one Director) some or all of its authority under the Plan, including the authority to grant all types of Awards, in accordance with applicable law.

(c) Authority of Committee. Subject to the terms of the Plan and applicable law, the Committee (or its delegate(s)) shall have full discretion and authority to: (i) designate Participants; (ii) determine the type or types of Awards (including Substitute Awards) to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award and prescribe the form of each Award Agreement, which need not be identical for each Participant; (v) determine whether, to what extent, under what circumstances and by which methods Awards may be settled or exercised in cash, Shares, other Awards, other property, net settlement (including broker-assisted cashless exercise), or any combination thereof, or canceled, forfeited or suspended; (vi) determine whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) amend terms or conditions of any outstanding Awards; (viii) correct any defect, supply any omission and reconcile any inconsistency in the Plan or any Award, in the manner and to the extent it shall deem desirable to carry the Plan into effect; (ix) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents, trustees, brokers, depositories and advisors and determine such terms of their engagement as it shall deem appropriate for the proper administration of the Plan and due compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan and due compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations. Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards or administer the Plan. In any such case, the Board shall have all of the authority and responsibility granted to the Committee herein.

(d) Liability.

(i) No member of the Committee or the Board or any Person acting pursuant to authority delegated by the Committee or the Board hereunder shall be liable for any action or determination taken or made in good faith in the administration, interpretation, construction or application of the Plan or any Award granted hereunder. Members of the Committee or the Board and any person acting at the direction or on behalf of the Committee or the Board, shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

(ii) The Plan shall not in any way fetter, limit, obligate, restrict or constrain the Board or the Committee with regard to the allotment or issuance of any Shares or any other securities in the capital of the Company. For greater clarity, the Company shall not by virtue of this Plan be in any way restricted from declaring and paying stock dividends, repurchasing Shares, or varying or amending its share capital or corporate structure.

Section 5. Shares Available for Awards.

(a) Subject to adjustment as provided in Section 5(c) and except for Substitute Awards, the maximum number of Shares available for issuance under the Plan shall not exceed [•] Shares. The Company shall, at all times during the term of this Plan, ensure that the number of Shares it is authorized to issue is sufficient to satisfy the requirement of this Plan and the Pre-IPO Plan; provided that awards will no longer be granted under the Pre-IPO Plan. No Award that can be solely settled in Shares issued from treasury may be granted if such grant would have the effect of causing the total number of Shares subject to outstanding Awards to exceed the above-noted total numbers of Shares reserved for issuance under this Plan. For greater certainty, this Section 5(a) shall not limit the Company’s ability to issue Awards that are payable other than in Shares issued from treasury.

(b) If any Award, other than a Pre-IPO Award, is forfeited, cancelled, expires, terminates or otherwise lapses or is settled in cash, in whole or in part, without the delivery of Shares, then the Shares covered by such forfeited, expired, terminated or lapsed Award shall again be available for grant under the Plan. If any Pre-IPO Award is forfeited, cancelled, expires, terminates or otherwise lapses or is settled in cash, in whole or in part, without the delivery of Shares, then the Shares covered by such forfeited, expired, terminated or lapsed Pre-IPO Award shall not become available for grant under the Plan or under the Pre-IPO Plan. The following shall not become available for issuance under the Plan: (i) any Shares withheld in respect of taxes relating to any Award or Pre-IPO Award and (ii) any Shares tendered or withheld to pay the exercise price of Options.

(c) In the event that, as a result of any dividend or other distribution (other than an ordinary dividend or distribution), recapitalization, consolidation, stock split, subdivision, reverse stock split, reorganization, merger, amalgamation, consolidation, separation, rights offering, split-up, spin-off, combination, or other similar corporate transaction or event affecting the Shares, or of changes in applicable laws, regulations or accounting principles, an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits available under the Plan, then the Committee shall, subject to Section 18 and applicable law, adjust equitably so as to ensure no enrichment or harm (including by payment of cash), in a manner determined in the sole discretion of the Committee, any or all of:

(i) the number and type of Shares (or other securities) which thereafter may be made the subject of Awards, including the aggregate limits specified in Section 5(a) and Section 5(e);

(ii) the number and type of Shares (or other securities) subject to outstanding Awards;

(iii) the grant, acquisition, exercise or hurdle price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; and

(iv) the terms and conditions of any outstanding Awards, including the performance criteria of any Performance Awards;

provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number and no cash shall be paid to in connection with an adjustment to an Option granted to a Participant who is subject to Canadian taxation. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan. Unless otherwise determined by the Committee, such adjusted Awards shall be subject to the same restrictions and vesting or settlement schedule to which the underlying Award is subject.

(d) Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, which, when delivered in accordance with the terms and conditions of the Award and this Plan, shall be validly issued, fully paid and non-assessable, or, for Awards other than Options granted to Participants who are subject to Canadian taxation, Shares acquired by or on behalf of the Company.

(e) A Participant who is a non-employee Director may not receive compensation for any calendar year in excess of $750,000 in the aggregate, including cash payments and Awards.

(f) Subject to Section 5(c) and Section 13, (i) the maximum number of Shares issuable from treasury pursuant to any award to Participants who are Insiders, at any time, under this Plan, the Pre-IPO Plan and any other proposed or established Share Compensation Arrangement, shall not exceed ten percent (10%) of the Shares issued and outstanding from time to time (calculated on a non-diluted basis); and (ii) the maximum number of Shares issued from treasury to Participants who are Insiders during any one-year period, under this Plan, the Pre-IPO Plan and any other proposed or established Share Compensation Arrangement, shall not exceed ten percent (10%) of the Shares issued and outstanding from time to time (calculated on a non-diluted basis). Any Award granted pursuant to the Plan, or securities issued under the Pre-IPO Plan and any other Share Compensation Arrangement, prior to a Participant becoming an Insider, shall be excluded for the purposes of the limits set out in this Section 5(f).

(g) Subject to adjustment as provided in Section 5(c)(i), the maximum number of Shares available for issuance with respect to Incentive Stock Options shall be [•].

Section 6. Options. The Committee is authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(a) The exercise price per Share under an Option shall be determined by the Committee at the time of grant; provided, however, that, except in the case of Substitute Awards, such exercise price shall not be less than the Fair Market Value of a Share on the date of grant of such Option.

(b) The term of each Option shall be fixed by the Committee but shall not exceed 10 years from the date of grant of such Option. The Committee shall determine the time or times at which an Option becomes vested and exercisable in whole or in part.

(c) The Committee shall determine the methods by which, and the forms in which payment of the exercise price with respect thereto may be made or deemed to have been made, including cash, except for Participants who are subject to Canadian taxation, and subject to applicable laws, Shares, other Awards, other property, net settlement (including broker-assisted cashless exercise) or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price.

(d) To the extent an Option is not previously exercised as to all of the Shares subject thereto, and, if the Fair Market Value of one Share is greater than the exercise price then in effect, then the Option shall be deemed automatically exercised immediately before its expiration, in accordance with applicable securities laws and policies adopted by the Company.

(e) No grant of Options may be accompanied by a tandem award of dividend equivalents or provide for dividends, dividend equivalents or other distributions to be paid on such Options (except as provided under Section 5(c)).

(f) The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Incentive Stock Options may be granted only to employees of the Company or of a parent or subsidiary corporation (as defined in Section 424 of the Code). Incentive Stock Options shall not be granted to Participants who are subject to Canadian taxation.

Section 7. Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(a) SARs may be granted under the Plan to Participants either alone (“freestanding”) or in addition to other Awards granted under the Plan (“tandem”) and may, but need not, relate to a specific Option granted under Section 6.

(b) The exercise or hurdle price per Share under a SAR shall be determined by the Committee; provided, however, that, except in the case of Substitute Awards, such exercise or hurdle price shall not be less than the Fair Market Value of a Share on the date of grant of such SAR.

(c) The term of each SAR shall be fixed by the Committee but shall not exceed 10 years from the date of grant of such SAR. The Committee shall determine the time or times at which a SAR may be exercised or settled in whole or in part.

(d) Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of Shares subject to the SAR multiplied by the excess, if any, of the Fair Market Value of one Share on the exercise date over the exercise or hurdle price of such SAR. The Company shall pay such excess in cash, in Shares valued at Fair Market Value, or any combination thereof, as determined by the Committee at the time of grant.

(e) To the extent a SAR is not previously exercised as to all of the Shares subject thereto, and, if the Fair Market Value of one Share is greater than the exercise price then in effect, then the SAR shall be deemed automatically exercised immediately before its expiration, in accordance with applicable securities laws and policies adopted by the Company.

(f) No grant of SARs may be accompanied by a tandem award of dividend equivalents or provide for dividends, dividend equivalents or other distributions to be paid on such SARs (except as provided under Section 5(c)).

Section 8. RSUs. The Committee is authorized to grant Awards of RSUs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(a) The Award Agreement shall specify the vesting schedule and the delivery schedule (which may include deferred delivery later than the vesting date).

(b) Awards of RSUs shall be subject to such restrictions as the Committee may impose, which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

(c) An RSU shall not convey to a Participant the rights and privileges of a shareholder with respect to the Share subject to such RSU, such as the right to vote or the right to receive dividends, unless and until and to the extent a Share is issued to such Participant to settle such RSU.

(d) The Committee may, in its discretion, specify in the applicable Award Agreement that any or all dividend equivalents or other distributions paid on Awards of RSUs prior to vesting or settlement, as applicable, be paid either in cash or in additional Shares and either on a current or deferred basis and that such dividend equivalents or other distributions may be reinvested in additional Shares, which may be subject to the same restrictions as such Awards; provided, however, that dividend equivalent or other distributions on RSUs shall only be paid upon settlement of the underlying Award.

(e) Shares delivered upon the vesting and settlement of an RSU Award may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration.

(f) The Committee may determine the form or forms (including cash, Shares, other Awards, other property or any combination thereof) in which payment of the amount owing upon settlement of any RSU Award may be made.

Section 9. Performance Awards. The Committee is authorized to grant Performance Awards to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(a) Performance Awards may be denominated as a cash amount, number of Shares or units or a combination thereof and are Awards that may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the grant to a Participant or the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. Subject to the terms of the Plan, the performance goals to be achieved during any Performance Period, the length of any Performance Period, the amount of any Performance Award granted and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee.

(b) Performance criteria may be measured on an absolute (e.g., plan or budget) or relative basis, and may be established on a corporate-wide basis, with respect to one or more business units, divisions, Subsidiaries or business segments, or on an individual basis. Without limiting the generality of Section 13 in respect of amendments or other actions which may be made by the Committee or the Board, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or other events or circumstances render the performance objectives unsuitable, the Committee may modify the performance objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable such that it does not provide any undue enrichment or harm. Performance measures may vary from Performance Award to Performance Award and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative. The Committee shall have the power to impose such other restrictions on Awards subject to this Section 9(b) as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements of any applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.

(c) Settlement of Performance Awards shall be in cash, Shares, other Awards, other property, net settlement, or any combination thereof, as determined in the discretion of the Committee.

(d) A Performance Award shall not convey to a Participant the rights and privileges of a shareholder with respect to the Share subject to such Performance Award, such as the right to vote or the right to receive dividends, unless and until and to the extent a Share is issued to such Participant to settle such Performance Award. The Committee, in its sole discretion, may provide that a Performance Award shall convey the right to receive dividend equivalents on the Shares subject to such Performance Award with respect to any dividends declared during the period that such Performance Award is outstanding, in which case, such dividend equivalent rights shall accumulate and shall be paid in cash or Shares on the settlement date of the Performance Award, subject to the Participant’s earning of the Shares with respect to which such dividend equivalents are paid upon achievement or satisfaction of performance conditions specified by the Committee. Shares delivered upon the vesting and settlement of a Performance Award may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration. For the avoidance of doubt, unless otherwise determined by the Committee, no dividend equivalent rights shall be provided with respect to any Shares subject to Performance Awards that are not earned or otherwise do not vest or settle pursuant to their terms.

(e) The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with a Performance Award.

Section 10. Other Cash-Based Awards and Other Share-Based Awards. The Committee is authorized, subject to limitations under applicable law and stock exchange requirements, to grant Other Cash-Based Awards and Other Share-Based Awards. The Committee shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 10 shall be purchased for such consideration, and paid for at such times, by such methods and in such forms, including cash, Shares, other Awards, other property, net settlement, broker-assisted cashless exercise or any combination thereof, as the Committee shall determine in accordance with applicable securities laws; provided that the purchase price therefor shall not be less than the Fair Market Value of such Shares on the date of grant of such right.

Section 11. Effect of Termination of Service or a Change in Control on Awards.

(a) The Committee may provide, by rule or regulation or in any applicable Award Agreement, or may determine in any individual case, the circumstances in which, and the extent to which, an Award may be exercised, settled, vested, paid, amended or forfeited in the event of a Participant’s Termination of Service prior to the end of a Performance Period or vesting, exercise or settlement of such Award.

(b) Subject to the last sentence of Section 2(nn), the Committee may determine, in its discretion, whether, and the extent to which, (i) an Award will vest during a leave of absence, (ii) a reduction in service level (for example, from full-time to part-time employment) will cause a reduction, or other change, to an Award and (iii) a leave of absence or reduction in service will be deemed a Termination of Service.

(c) In the event of a Change in Control, the Committee may, in its sole discretion, and on such terms and conditions as it deems appropriate, take any one or more of the following actions with respect to any outstanding Award, which need not be uniform with respect to all Participants and/or Awards:

(i) direct the continuation or assumption of such Award by the Company (if it is the surviving corporation) or by the successor or surviving entity or its parent;

(ii) substitute or replace such Award by the successor or surviving entity or its parent with cash (other than in respect of an Option granted to a Participant who is subject to Canadian taxation, unless first elected by such Participant), securities, rights or other property to be paid or issued, as the case may be, by the successor or surviving entity (or a parent or subsidiary thereof), with substantially the same terms and value as such Award (including any applicable performance targets or criteria with respect thereto);

(iii) direct the acceleration of the vesting of such Award and the lapse of any restrictions thereon and, in the case of an Option or SAR Award, acceleration of the right to exercise such Award during a specified period (and the termination of such Option or SAR Award without payment of any consideration therefor to the extent such Award is not timely exercised), in each case, either (A) immediately prior to or as of the date of the Change in Control, (B) upon a Participant’s involuntary Termination of Service (including upon a termination of the Participant’s employment by the Company (or a successor corporation or its parent) without Cause, by a Participant for “good reason” and/or due to a Participant’s death or “disability”, as such terms may be defined in the applicable Award Agreement and/or a Participant’s Service Agreement, as the case may be) on or within a specified period following the Change in Control, (C) upon the failure of the successor or surviving entity (or its parent) to continue or assume such Award and (D) in the case of an Option that has not previously vested and the Intrinsic Value of which is more than zero, the Participant shall be given an opportunity to exercise before cancellation;

(iv) in the case of a Performance Award, determine the level of attainment of the applicable performance condition(s); and

(v) cancel such Award in consideration of a payment, with the form, amount and timing of such payment determined by the Committee in its sole discretion, subject to the following: (A) such payment shall be made in cash, securities, rights and/or other property; (B) the amount of such payment shall equal the value of such Award, as determined by the Committee in its sole discretion; provided that, in the case of an Option or SAR Award, if such value equals the Intrinsic Value of such Award, such value shall be deemed to be valid; provided further that, if the Intrinsic Value of an Option or SAR Award is equal to or less than zero, the Committee may, in its sole discretion, provide for the cancellation of such Award without payment of any consideration therefor (for the avoidance of doubt, in the event of a Change in Control, the Committee may, in its sole discretion, terminate any Option or SAR Awards for which the exercise or hurdle price is equal to or exceeds the per Share value of the consideration to be paid in the Change in Control transaction without payment of consideration therefor); and (C) such payment shall be made promptly following such Change in Control or on a specified date or dates following such Change in Control; provided that the timing of such payment shall comply with Section 409A of the Code.

Section 12. General Provisions Applicable to Awards.

(a) Awards shall be granted for such cash or other consideration, if any, as the Committee determines; provided that in no event shall Awards be issued for less than such minimal consideration as may be required by applicable law.

(b) Awards may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(c) Subject to the terms of the Plan, payments or transfers to be made by the Company upon the grant, exercise or settlement of an Award may be made in the form of cash, Shares, other Awards, other property, net settlement, or any combination thereof, as determined by the Committee in its discretion at the time of grant, and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents in respect of installment or deferred payments.

(d) Except as may be permitted by the Committee or as specifically provided in an Award Agreement, (i) no Award and no right under any Award shall be assignable, alienable, saleable or transferable by a Participant other than by will or pursuant to Section 12(e) and (ii) during a Participant’s lifetime, each Award, and each right under any Award, shall be exercisable only by such Participant or, if permissible under applicable law, by such Participant’s guardian or legal representative as the case may be, of the Participant’s estate. The provisions of this Section 12(d) shall not apply to any Award that has been fully exercised or settled, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.

(e) A Participant may designate a Beneficiary or change a previous Beneficiary designation only at such times as prescribed by the Committee, in its sole discretion, and only by using forms and following procedures approved or accepted by the Committee for that purpose.

(f) All certificates, if any, for Shares and/or other securities delivered under the Plan pursuant to any Award or the exercise or settlement thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock market or exchange upon which such Shares or other securities are then quoted, traded or listed, and any applicable securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(g) The grant of any Award, exercise of any Option or SAR and payment of any exercise price, and the Company’s obligation to sell and deliver any Shares under the Plan or remove restrictions from Shares previously delivered under the Plan shall be subject to (i) with respect to the sale and delivery of Shares under the Plan, all Award conditions having been met or removed to the Committee’s satisfaction, (ii) as determined by the Committee, all legal matters regarding the issuance and delivery of such Shares or Awards having been satisfied, including any applicable securities laws, stock market or exchange rules and regulations or accounting or tax rules and regulations and (iii) the Participant having executed and delivered to the Company such representations or agreements as the Committee deems necessary or appropriate to satisfy any applicable laws. The Company’s inability to obtain authority from any regulatory body having jurisdiction, which the Committee determines is necessary to the lawful issuance and sale of any Shares, will relieve the Company of any liability for failing to issue or sell such Shares as to which such requisite authority has not been obtained.

(h) The Committee may impose restrictions on any Award with respect to non-competition, non-solicitation, confidentiality and other restrictive covenants, or requirements to comply with minimum share ownership requirements, as it deems necessary or appropriate in its sole discretion, which such restrictions may be set forth in any applicable Award Agreement or otherwise.

Section 13. Amendments and Terminations.

(a) Amendment or Termination of the Plan; Terms of Awards. Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan, the Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof, at any time, and the Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate any Award theretofore granted (including by substituting another Award of the same or a different type), prospectively or retroactively, without the consent of any relevant Participant or holder or Beneficiary of an Award, at any time; provided, however, that (A) such action shall require the prior approval, if required, of the shareholders of the Company or of any stock market or exchange on which the Shares are quoted or traded, and (B) subject to Section 5(c) and Section 11, no such action shall materially adversely affect the rights of any affected Participant or holder or Beneficiary under any Award theretofore granted under the Plan without the consent of such person, except (x) to the extent any such action is made to cause the Plan or Award to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations, or (y) to impose any “clawback” or recoupment provisions on any Awards (including any amounts or benefits arising from such Awards) in accordance with Section 17. The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of events (including the events described in Section 5(c)) affecting the Company, or the financial statements of the Company, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(b) No Repricing. Notwithstanding Section 14(a), except in the event of an adjustment pursuant to Section 5(c), shareholder approval in accordance with applicable stock exchange rules shall be required to effect any re-pricing of any previously granted Option, SAR or similar Award by: (A) amending or modifying the terms of an Option, SAR or similar Award to lower the exercise price or hurdle price; (B) cancelling the Option, SAR or similar Award and granting either (i) replacement Options, SARs or similar Awards having a lower exercise price or hurdle price or (ii) RSUs, Performance Awards or Other Share-Based Awards in exchange; or (C) cancelling or repurchasing the Options, SARs or similar Awards for cash or other securities.

(c) Shareholder Approval. Notwithstanding Section 13(a), shareholder approval in accordance with applicable stock exchange rules shall be required for any of the following: (A) any increase to the maximum number of Shares issuable under the Plan, except in the event of an adjustment pursuant to Section 5(c); (B) any extension of the term of an Award beyond the original expiry date (without, for greater certainty, giving effect to early expiration provisions that apply upon a termination of service), to the extent such amendment benefits an Insider; (C) any amendment which increases limits on Shares that may be issuable to Insiders as set forth in Section 5(f); and (D) any amendment to the amendment provisions of the Plan that reduces the range of amendments which require shareholder approval under Section 13(a) or this Section 14(c).

(d) Permitted Amendments. Without limiting the generality of Section 13(a) but subject to Section 13(b) and Section 14(c), the Board or the Committee, as the case may be, may in their absolute discretion and without shareholder approval make the following amendments to the Plan or any portion thereof or the terms of any outstanding Award: (A) any amendment to the vesting provision or performance criteria, if applicable, or assignability provisions of the Awards; (B) any amendment to the expiration date of an Award that does not extend the terms of the Award past the original date of expiration of such Award; (C) any amendment regarding the effect of termination of a Participant’s employment or engagement; (D) any amendment which accelerates the date on which any Option or SAR may be exercised under the Plan; (E) any amendment to the definition of a Participant under the Plan; (F) any amendment necessary to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations; (G) any amendment of a “housekeeping” nature, including to clarify the meaning of an existing provision of the Plan, correct or supplement any provision of the Plan that is inconsistent with any other provision of the Plan, correct any grammatical or typographical errors or amend the definitions in the Plan; (H) any amendment regarding the administration of the Plan; (I) any amendment to add or amend provisions permitting the grant of Awards settled otherwise than with Shares issued from treasury, a form of financial assistance, or “clawback” or recoupment; and (J) any other amendment that does not require the approval of the shareholders of the Company under Section 13(b).

(e) Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company, each Award shall terminate immediately prior to the consummation of such action, unless otherwise determined by the Committee.

Section 14. Miscellaneous.

(a) No Employee, Consultant, non-employee Director, Participant, or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of employees, Participants or holders or Beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient. Any Award granted under the Plan shall be a one-time Award that does not constitute a promise of future grants. The Company, in its sole discretion, maintains the right to make available future grants under the Plan.

(b) The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or to continue to provide services to, the Company or any Affiliate. Further, the Company or any applicable Affiliate may at any time dismiss a Participant, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement or in any other agreement binding on the parties. The receipt of any Award under the Plan is not intended to confer any rights on the receiving Participant except as set forth in the applicable Award Agreement.

(c) No payment pursuant to the Plan shall be taken into account in determining any benefits under any severance, pension, retirement, savings, profit sharing, vacation pay, group insurance, welfare or other benefit plan of the Company or any Affiliate, except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

(d) Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, including the grant of options and other share-based awards, and such arrangements may be either generally applicable or applicable only in specific cases.

(e) The Company shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other Awards, other property, net settlement, or any combination thereof) of applicable withholding taxes and/or social security contributions and premiums due in respect of an Award, its exercise or settlement or any payment or transfer under such Award or under the Plan and to take such other action (including providing for elective payment of such amounts in cash or Shares by such Participant) as may be necessary to satisfy all obligations for the payment of such taxes and social security withholdings and, unless otherwise determined by the Committee in its discretion, to the extent such withholding would not result in liability classification of such Award (or any portion thereof) pursuant to FASB ASC Subtopic 718-10.

(f) If any provision of the Plan or any Award Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award Agreement, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan and any such Award Agreement shall remain in full force and effect.

(g) Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(h) No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated. Notwithstanding the foregoing, no cash shall be paid in respect of a fractional Share in connection with an Option granted to a Participant who is subject to Canadian taxation, and the Committee shall be entitled to round the number of Shares subject to such Option down to the nearest whole number without further compensation payable to the Participant.

(i) Awards may be granted to Participants who are non-United States nationals or employed or providing services outside the United States, or both, including to Participants who are subject to Canadian taxation, on such terms and conditions different from those applicable to Awards to Participants who are employed or providing services in the United States as may, in the judgment of the Committee, be necessary or desirable to recognize differences in local law, tax policy or custom, subject to applicable stock exchange rules. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Participants on assignments outside their home country.

Section 15. Effective Date of the Plan. The Plan shall be effective as of the Effective Date.

Section 16. Term of the Plan. No Award shall be granted under the Plan after the earliest to occur of (i) the 10-year anniversary of the Effective Date; (ii) the maximum number of Shares available for issuance under the Plan have been issued; or (iii) the Board terminates the Plan in accordance with Section 13(a). However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

Section 17. Cancellation or “Clawback” of Awards.

(a) The Committee may specify in an Award Agreement that a Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include a Termination of Service with or without Cause (and, in the case of any Cause that is resulting from an indictment or other non-final determination, the Committee may provide for such Award to be held in escrow or abeyance until a final resolution of the matters related to such event occurs, at which time the Award shall either be reduced, cancelled or forfeited (as provided in such Award Agreement) or remain in effect, depending on the outcome), violation of material policies, breach of non-competition, non-solicitation, confidentiality or other restrictive covenants, or requirements to comply with minimum share ownership requirements, that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.

(b) The Committee shall have full authority to implement any policies and procedures necessary to comply with Section 10D of the Exchange Act and any rules promulgated thereunder and any other regulatory regimes. Notwithstanding anything to the contrary contained herein, any Awards granted under the Plan (including any amounts or benefits arising from such Awards) shall be subject to any clawback or recoupment arrangements or policies the Company has in place from time to time, and the Committee may, to the extent permitted by applicable law and stock exchange rules or by any applicable Company policy or arrangement, and shall, to the extent required, cancel or require reimbursement of any Awards granted to the Participant or any Shares issued or cash received upon vesting, exercise or settlement of any such Awards or sale of Shares underlying such Awards.

Section 18. Section 409A of the Code. With respect to Awards subject to Section 409A of the Code, the Plan is intended to comply with the requirements of Section 409A of the Code, and the provisions of the Plan and any Award Agreement shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition shall be interpreted and deemed amended so as to avoid this conflict. Notwithstanding anything in the Plan to the contrary, if the Board considers a Participant to be a “specified employee” under Section 409A of the Code at the time of such Participant’s “separation from service” (as defined in Section 409A of the Code), and any amount hereunder is “deferred compensation” subject to Section 409A of the Code, any distribution of such amount that otherwise would be made to such Participant with respect to an Award as a result of such “separation from service” shall not be made until the date that is six months after such “separation from service,” except to the extent that earlier distribution would not result in such Participant’s incurring interest or additional tax under Section 409A of the Code. If an Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), a Participant’s right to such series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment, and if an Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), a Participant’s right to such dividend equivalents shall be treated separately from the right to other amounts under the Award. Notwithstanding the foregoing, the tax treatment of the benefits provided under the Plan or any Award Agreement is not warranted or guaranteed, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by a Participant on account of non-compliance with Section 409A of the Code.

Section 19. Successors and Assigns. The terms of the Plan shall be binding upon and inure to the benefit of the Company and any successor entity, including any successor entity contemplated by Section 11(c).

Section 20. Data Protection. In connection with the Plan, the Company may need to process personal data provided by the Participant to the Company or its Affiliates, third party service providers or others acting on the Company’s behalf. As a condition for receiving any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form as described herein of such personal data. Examples of such personal data may include, without limitation, the Participant’s name, account information, social security number, tax number and contact information. The Company may process such personal data in its legitimate business interests for all purposes relating to the operation and performance of the Plan, including but not limited to:

(a) administering and maintaining Participant records;

(b) providing the services described in the Plan;

(c) providing information to future purchasers or transaction partners of the Company or any Affiliate, or the business in which such Participant works; and

(d) responding to public authorities, court orders and legal investigations, as applicable.

The Company may share the Participant’s personal data with (i) Affiliates, (ii) trustees of any employee benefit trust, (iii) registrars, (iv) brokers, (v) third party administrators of the Plan, (vi) third party service providers acting on the Company’s behalf to provide the services described above or (vii) regulators and others, as required by law.

If necessary, the Company may transfer the Participant’s personal data to any of the parties mentioned above in a country or territory that may not provide the same protection for the information as the Participant’s home country. Any transfer of the Participant’s personal data to recipients in a third country will be made subject to appropriate safeguards or applicable derogations provided for under applicable law. Further information on those safeguards or derogations can be obtained through the contact set forth in the Employee Privacy Notice (the “Employee Privacy Notice”) that previously has been provided by the Company or its applicable Affiliate to the Participant. The terms set forth in this Section 21 are supplementary to the terms set forth in the Employee Privacy Notice (which, among other things, further describes the rights of the Participant with respect to the Participant’s personal data); provided that, in the event of any conflict between the terms of this Section 21 and the terms of the Employee Privacy Notice, the terms of this Section 21 shall govern and control in relation to the Plan and any personal data of the Participant to the extent collected in connection therewith.

Section 21. Governing Law. The Plan and each Award Agreement shall be governed by the laws of British Columbia, without application of the conflicts of law principles thereof.